Exhibit 99.1

NeuroOne® Reports Second Quarter Fiscal Year 2025 Financial Results; Gross Margin Improves Significantly YoY to 55.6%

Filed 510(k)Submission with FDA for OneRF® Trigeminal Nerve Ablation System to Treat Facial Pain Ahead of Schedule

Company Fully Funded Through at Least Fiscal Year 2026 Following Oversubscribed $8.2 Million Capital Raise

EDEN PRAIRIE, Minn., May 13, 2025 -- NeuroOne Medical Technologies Corporation (Nasdaq: NMTC) (“NeuroOne” or the “Company”), a medical technology company dedicated to transforming the surgical diagnosis and treatment of neurological disorders, has reported financial results for the second quarter of fiscal year 2025 ended March 31, 2025.

Recent Company Highlights

●	Successfully filed FDA submission ahead of schedule for the OneRF® Trigeminal Nerve Ablation System to treat facial pain, with a potential to generate revenues in late calendar year 2025 if cleared by the FDA.

●	Completed an oversubscribed capital raise with institutional investors in April 2025 totaling $8.2 million in net proceeds. The Company is debt free and anticipates being fully funded through at least fiscal year 2026.

●	The Company reaffirms its fiscal year 2025 guidance of product revenue, which excludes license revenue received of $3.0 million, to range between $8.0 to $10.0 million, representing an increase of between 132% and 190% when compared to product revenue of $3.5 million in fiscal year 2024.

●	Strengthening the Company’s management team with the hiring of Dr. Parag Patil, a renowned neurosurgeon as Chief Medical Advisor, effective May 12, 2025, and Emily Johns, a partner at Honigman LLP, as General Counsel and Secretary, effective June 1, 2025.

●	Secured significant media interest, including recent features on Fox News and Good Morning America.

Management Commentary

“The second quarter of fiscal 2025 was highlighted by our significant operational progress with our commercial OneRF® Ablation System technology platform, which is increasingly being validated as a versatile and scalable platform across multiple applications,” said Dave Rosa, CEO of NeuroOne. “Not only did we continue to have clinical success with patients who are remaining seizure free after being treated with our system, but we also successfully filed our 510(k) submission to the FDA for the OneRF® Trigeminal Nerve Ablation System to treat facial pain well ahead of schedule.

“We believe there is a potential to generate revenues from trigeminal nerve ablation as soon as late calendar year 2025 if cleared by the FDA. Building upon this momentum, we are in discussions with a number of top-tier strategic partners for other applications leveraging our patented OneRF® System, including spinal cord nerve ablation and spinal cord stimulation for back pain management, and the sEEG-Based drug delivery program.

“To execute on these opportunities, we successfully completed an oversubscribed capital raise with institutional investors totaling $8.2 million in net proceeds, which we believe will fully fund us through at least the end of fiscal year 2026, based on Zimmer making the minimum purchase requirements set forth in our expanded agreement. In fact, if we achieve some of the key milestones currently in progress, this capital could bring us to cash flow breakeven and support our long-term growth plans with no need for additional dilutive financing.”

“Today, we stand as a larger, more mature company than ever before as we focus on significantly ramping revenues and expanding our product margins. We have a world class strategic partner, the necessary capital to execute on our strategic growth initiatives and several upcoming milestones that present significant opportunities to grow shareholder value,” concluded Rosa.

Operational Updates

OneRF® Ablation System:

●	The first patient treated with our OneRF Ablation System will reach one year of seizure freedom in June 2025.

●	Completed initial training of Zimmer Biomet team at national sales meeting in February. We continue to work closely with Zimmer Biomet and our physician advisors on advanced training and education for this novel combination diagnostic and therapeutic procedure.

●	Product exhibited by Zimmer Biomet at the American Association of Neurological Surgeons (AANS) in April.

●	Planning post-market registry to collect outcomes data.

Trigeminal Nerve Ablation System:

●	Filed 510(k) submission with the FDA in April 2025, ahead of schedule.

●	Subject to 510(k) clearance by the FDA, Trigeminal Nerve Ablation System could contribute to revenue in late calendar year 2025.

Spinal Cord Stimulation (SCS) Percutaneous Paddle Lead Program:

●	Finalized protocol for chronic animal study.

●	Continuing discussions with potential strategic partners to further develop and commercialize our Percutaneous Paddle Lead.

sEEG-Based Drug Delivery Program:

●	Presentation at the Neurological Disorders Summit in Germany in April.

●	Continuing discussions with potential strategic partners.

Outside the U.S. (OUS) Distribution

●	Initiating process to secure ISO13485 certification, which is required to commercialize outside of the United States in addition to requirements for OUS regulatory approvals.

●	The Company has not sold or commercialized any products in international markets to-date, representing a potentially significant revenue opportunity.

Second Quarter Financial Results

Product revenue was $1.4 million in the second quarter of fiscal 2025, compared to product revenue of $1.4 million in the same quarter of the prior year. For the first six months of fiscal 2025, product revenue increased 98% to $4.7 million, compared to $2.4 million for the same period in fiscal 2024. The Company also had license revenue of $3.0 million in the first six months of fiscal 2025 which is not included in product revenue, compared to no license revenue in the first six months of fiscal 2024. License revenue in fiscal 2025 was derived from the expanded exclusive distribution agreement with Zimmer.

Product gross profit increased significantly to $0.8 million, or 55.6% of revenue, in the second quarter of fiscal 2025, compared to product gross profit of $0.4 million, or 28.3% of revenue in the same quarter of the prior year. For the first six months of fiscal 2025, product gross profit increased significantly to $2.7 million, or 57.9% of revenue, compared to product gross profit of $0.7 million, or 27.9% of revenue in the first six months of fiscal 2024.

Total operating expenses were $3.5 million in the second quarter of fiscal 2025, compared to $3.3 million in the same quarter of the prior year. R&D expense in the second quarter of fiscal 2025 was $1.5 million, compared with $1.3 million in the same quarter of the prior year. SG&A expense in the second quarter of fiscal 2025 was $1.9 million, compared to $2.0 million in the same quarter of the prior year. For the first six months of fiscal 2025, total operating expenses decreased 4% to $6.7 million, compared to $6.9 million in the same period of fiscal 2024. R&D expense in the first six months of fiscal 2025 decreased 3% to $2.7 million, compared to $2.8 million in the same period of fiscal 2024. SG&A expense in the first six months of fiscal 2025 decreased 5% to $4.0 million, compared to $4.2 million in the prior year period.

Net loss in the second quarter of fiscal 2025 improved to $2.3 million, or ($0.07) per share, compared to a net loss of $2.9 million, or $(0.11) per share, in the same quarter of the prior year. Net loss for the first six months of fiscal 2025 improved significantly to $0.5 million, or $(0.02) per share, compared with $6.2 million, or $(0.25) per share, in the same period of fiscal 2024.

As of March 31, 2025, the Company had cash and cash equivalents of $1.3 million, compared to $1.4 million as of September 30, 2024. The Company had working capital of $2.0 million as of March 31, 2025, compared to working capital of $2.4 million as of September 30, 2024. The Company had no debt outstanding as of March 31, 2025.

In the second quarter of fiscal 2025, the Company sold common stock under the ATM Program at an average price of $1.16 per share, from which the Company received net proceeds of $0.3 million. In April 2025, the Company completed an oversubscribed capital raise with institutional investors totaling $8.2 million in net proceeds and eliminated all availability under the ATM program.

Full Fiscal Year 2025 Financial Guidance

The Company continues to expect product revenue for fiscal year 2025 to range between $8.0 million and $10.0 million, representing an increase of between 132% and 190% when compared to product revenue of $3.5 million in fiscal year 2024. The Company continues to expect product gross margin in fiscal year 2025 to range between 47% and 51%, compared to product gross margin of 31% in fiscal year 2024.

Conference Call and Webcast

Management will host an investor conference call and webcast today, Tuesday, May 13, 2025, at 8:30 a.m. Eastern time to discuss the Company’s second quarter fiscal year 2025 financial results, provide a corporate update, and conclude with Q&A from telephone participants. To participate, please use the following information:

Date: Tuesday, May 13, 2025

Time: 8:30 a.m. Eastern time

U.S. Dial-In (Toll Free): 888-506-0062

International Dial-In: 973-528-0011

Participant Access Code: 655933

Webcast: 2Q25 Webcast Link

Please join at least five minutes before the start of the call to ensure timely participation.

A playback of the call will be available through Tuesday, May 27, 2025. To listen, please call 877-481-4010 within the United States or 919-882-2331 when calling internationally, using replay passcode 52404. A webcast replay will also be available using the webcast link above through May 27, 2025.

About NeuroOne

NeuroOne Medical Technologies Corporation (NASDAQ: NMTC) is developing and commercializing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. The Company may also pursue applications for other areas such as depression, mood disorders, pain, incontinence, high blood pressure, and artificial intelligence. For more information, visit nmtc1.com.

Forward Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this press release may be a forward–looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words or phrases “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “forecasts,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue, “focused on,” “committed to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements may include statements regarding the addition the Company’s ability to be fully-funded through 2026; the fact that the first patient treated with our OneRF Ablation System will reach one year of seizure freedom in June 2025; the continued development of the Company’s electrode technology program (including its drug delivery program and spinal cord stimulation program); the ability to achieve cash-flow break-even without additional dilutive financing;, fiscal year 2025 guidance, including expectations for significant product revenue growth and margin expansion, the potential to receive FDA clearance for our trigeminal nerve ablation program, the potential to receive any revenues from our trigeminal nerve ablation program, business strategy, market size, potential growth opportunities, future operations, future efficiencies, and other financial and operating information. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks related to whether the Company will continue to maintain compliance with all Nasdaq continued listing requirements, risks that our strategic partnerships may not facilitate the commercialization or market acceptance of our technology; whether due to supply chain disruptions, labor shortages or otherwise; risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials; risks related to uncertainties associated with the Company’s capital requirements to achieve its business objectives and ability to raise additional funds: the risk that we may not be able to secure or retain coverage or adequate reimbursement for our technology; uncertainties inherent in the development process of our technology; risks related to changes in regulatory requirements or decisions of regulatory authorities; that we may not have accurately estimated the size and growth potential of the markets for our technology; risks relate to clinical trial patient enrollment and the results of clinical trials; that we may be unable to protect our intellectual property rights; and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

Caution: Federal law restricts this device to sale by or on the order of a physician.

IR Contact
MZ Group – MZ North America
NMTC@mzgroup.us

NeuroOne Medical Technologies Corporation

Balance Sheets

(unaudited)

	As of
	March 31,	September 30,
	2025	2024

Assets
Current assets:
Cash and cash equivalents	$1,320,251	$1,460,042
Accounts receivable	318,780	176,636
Inventory	1,834,607	2,635,153
Deferred offering costs	72,377	142,633
Prepaid expenses	208,067	216,461
Total current assets	3,754,082	4,630,925
Intangible assets, net	56,104	67,262
Right-of-use asset	311,652	254,910
Property and equipment, net	334,853	416,843
Total assets	$4,456,691	$5,369,940

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$910,754	$1,029,206
Accrued expenses and other liabilities	852,587	1,184,014
Total current liabilities	1,763,341	2,213,220
Warrant liability	1,360,519	2,140,315
Operating lease liability, long term	206,973	194,392
Total liabilities	3,330,833	4,547,927

Commitments and contingencies (Note 4)

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding.	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 31,385,526 and 30,816,499 shares issued and outstanding as of March 31, 2025 and September 30, 2024, respectively.	31,385	30,816
Additional paid–in capital	76,584,171	75,795,610
Accumulated deficit	(75,489,698)	(75,004,413)
Total stockholders’ equity	1,125,858	822,013
Total liabilities and stockholders’ equity	$4,456,691	$5,369,940

NeuroOne Medical Technologies Corporation

Statements of Operations

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Product revenue	$1,386,550	$1,377,294	$4,660,717	$2,354,943
Cost of product revenue	615,489	986,875	1,962,767	1,698,210
Product gross profit	771,061	390,419	2,697,950	656,733

License revenue	—	—	3,000,000	—

Operating expenses:
Selling, general and administrative	1,940,414	2,002,949	3,983,868	4,176,421
Research and development	1,510,663	1,273,568	2,682,891	2,756,885
Total operating expenses	3,451,077	3,276,517	6,666,759	6,933,306
Loss from operations	(2,680,016)	(2,886,098)	(968,809)	(6,276,573)
Fair value change in warrant liability	390,351	—	779,796	—
Financing costs	—	—	(324,738)	—
Other income, net	19,058	31,008	28,466	76,583
Loss before income taxes	(2,270,607)	(2,855,090)	(485,285)	(6,199,990)
Provision for income taxes	—	—	—	—
Net loss	$(2,270,607)	$(2,855,090)	$(485,285)	$(6,199,990)

Net loss per share:
Basic and diluted	$(0.07)	$(0.11)	$(0.02)	$(0.25)
Number of shares used in per share calculations:
Basic and diluted	31,111,786	25,910,478	30,973,149	24,947,813